Exhibit 99.1

World Headquarters 6718 W. Plank Rd. Peoria, IL 61604 USA Ph: 309-697-4400 FAX: 309-697-5612

FOR IMMEDIATE RELEASE

For Further Information:

Horace Ward
President and Chief Executive Officer
(309) 633-6886
horace.ward@rohnnet.com

RESIGNATION OF PRICEWATERHOUSECOOPERS AS INDEPENDENT ACCOUNTANT

PEORIA, IL, July 16, 2003—ROHN Industries, Inc., (NASDAQ: ROHN), (the “Company”) a provider of infrastructure equipment to the telecommunications industry, announces today that PricewaterhouseCoopers LLP (“PricewaterhouseCoopers”) has resigned as the independent accountant of the Company. At this time the Company has not retained another independent accountant, but continues its search. For further information on the resignation of PricewaterhouseCoopers, please see the Form 8-K filed by the Company with the Securities and Exchange Commission today.

On May 16, 2003, the Company announced that Alan Schwartz resigned as Chairman of the Board of Directors, and also indicated his intention to resign as a member of the Board of Directors in the near future. Today the Company has announced that Mr. Schwartz has formally submitted his resignation as a member of the Board of Directors of the Company. Mr. Schwartz, a professor of law, has indicated that his academic commitments will prevent him from acting as a director of the Company. The Company would like to thank Mr. Schwartz for his contributions and hard work during his term. The Company will continue to look for a replacement for Mr. Schwartz.

The Company is a manufacturer and installer of telecommunications infrastructure equipment for the wireless industry. Its products are used in cellular, PCS, radio and television broadcast markets. The Company’s products include towers, poles, related accessories and antennae mounts. The Company also provides design and construction services. The Company has a manufacturing location in Frankfort, IN along with offices in Peoria, IL and Mexico City, Mexico.

Statements in this press release include “forward-looking statements” within the meaning of the Securities Exchange Act of 1934, the Private Securities Litigation Reform Act of 1995 and other related laws, and include, but are not limited to, those statements relating to sales and earning expectations, expected demand and other statements of outlook. The Company’s actual results and effects could differ materially from those currently anticipated in our forward-looking statements. Factors and risks that could cause such differences include, but are not limited to: wireless and fiber optic communications industry capital spending; the ability of the Company’s customers to secure adequate financing; elections by customers to terminate or delay previously placed orders; the effects of competition, particularly on pricing and margins; the Company’s implementation of our growth objectives in foreign markets; the Company’s indebtedness, which could restrict its operations, making it more vulnerable to adverse economic conditions and making it more difficult for us to implement its business strategy; liquidity problems that confront or may confront the Company; the Company’s inability to obtain bonding required for certain customer contracts or potential contracts; liabilities arising from an engineering problem with the Company’s internal flange poles and a testing and repair program undertaken by the Company in connection with that problem; unexpected problems and costs the Company may encounter or incur in consolidating our manufacturing operations at its facilities in Frankfort, Indiana; the Company’s Commonwealth of Pennsylvania construction project staying on its currently anticipated schedule; and regulatory changes affecting the industry in which the Company operates. The cautionary statement contained in Exhibit 99.1 to the Company’s Form 10-K for the year ended December 31, 2002 is incorporated herein by reference. Forward-looking statements are given as of the date of this release and the Company is not undertaking any duty or obligation to update these statements publicly as a result of new information, future events or otherwise.